Exhibit 2

Draft

SECOND AMENDED AND RESTATED

CERTIFICATE OF INCORPORATION

OF

DIAL GLOBAL, INC.

[            ], 2013

The undersigned, [            ], certifies that he is the [            ] of Dial Global, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Corporation”), and does hereby further certify as follows:

(1) The Corporation was originally incorporated under the name Westwood One Delaware, Inc. and the original Certificate of Incorporation of the Corporation was filed with the Secretary of State of the State of Delaware on June 21, 1985. On October 21, 2011, the Corporation filed an Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware under the name Westwood One, Inc.

(2) This Second Amended and Restated Certificate of Incorporation further amends and, as amended, restates in its entirety the Amended and Restated Certificate of Incorporation and has been duly proposed by resolutions adopted and declared advisable by the Board of Directors of the Corporation (hereinafter referred to as the “Board of Directors”) approved by the stockholders of the Corporation and duly executed and acknowledged by the officers of the Corporation in accordance with Sections 242 and 245 of the Delaware General Corporation Law (the “DGCL”).

(3) The effective date (the “Effective Date”) of this Second Amended and Restated Certificate of Incorporation shall be the date it is filed with the Secretary of State of the State of Delaware.

(4) On the Effective Date, [(x) each share of Class A Common Stock, par value $.01 per share (“Old Class A Common Stock”) and Class B Common Stock, par value $.01 per share (“Old Class B Common Stock” and together with the Old Class A Common Stock, the “Old Common Stock”), in each case issued and outstanding on the Effective Date shall, automatically and without any action on the part of the respective holders thereof, be [combined,] reclassified as and converted into one share of Common Stock and (y) each share of Series A Preferred Stock, par value $0.01 per share (the “Old Preferred Stock”), issued and outstanding on the Effective Date, together with all accrued and unpaid dividends thereon, shall, automatically and without any action on the part of the respective holders thereof, be reclassified and converted into [             ] shares of Series D Preferred Stock (as defined below). Following the Effective Date of this Second Amended and Restated Certificate of Incorporation the Old Class A Common Stock, the Old Class B Common Stock and the Old Preferred Stock shall no longer constitute part of the authorized Capital Stock of the Corporation. Stockholders who otherwise would be entitled to receive fractional shares of Common Stock shall be entitled to receive cash (without interest or deduction) from the Corporation’s transfer agent in lieu of such fractional share interests upon the submission of a transmission letter by a stockholder holding the shares in book-entry form and, where shares are held in certificated form, upon the surrender of the stockholder’s Old Certificates (as defined below), in an amount equal to the proceeds attributable to the sale of such fractional shares following the aggregation and sale by the Corporation’s transfer agent of all fractional shares otherwise issuable. Each certificate that immediately prior to the Effective Date represented shares of Old Common Stock or Old Preferred Stock (“Old Certificates”) shall thereafter represent that number of shares of Common Stock into which the shares of Old Common Stock or Series D Preferred Stock into which the Old Preferred Stock shall have been combined, reclassified and converted, as applicable.

(5) The text of the Amended and Restated Certificate of Incorporation of the Corporation is hereby further amended and restated to read in its entirety as follows:

ARTICLE I

NAME

The name of the corporation is Dial Global, Inc.

ARTICLE II

REGISTERED OFFICE

The registered office of the Corporation is located at 2711 Centerville Road, Suite 400, City of Wilmington, 19808, New Castle County, State of Delaware. The name of its registered agent at such address is Corporation Service Company.

ARTICLE III

PURPOSE

Subject to Section (b)(v) of Article IV herein, the purpose of the Corporation is to engage in any lawful act or activity for which a corporation may be organized under the DGCL.

ARTICLE IV

CAPITAL STOCK

(a) Authorized Capital Stock; Designation and Amount.

The total number of shares of stock that the Corporation shall have authority to issue is [             ] shares, consisting of:

(i) (A) [             ] shares of Common Stock, par value $0.01 per share (“Common Stock”); and (B) [             ] shares of Preferred Stock, par value $.01 per share (“Preferred Stock”), issuable in one or more series as hereinafter provided.

(1) [             ]shares of Preferred Stock shall be designated “15% Series A Preferred Stock,” par value $.01 per share (“Series A Preferred Stock”);

(2) [             ] shares of Preferred Stock shall be designated “17.5% Series B Preferred Stock,” par value $.01 per share (“Series B Preferred Stock”);

(3) [             ] shares of Preferred Stock shall be designated “17.5% Series C Preferred Stock,” par value $.01 per share (“Series C Preferred Stock”); and

(4) [             ] shares of Preferred Stock shall be designated “17.5% Series D Preferred Stock,” par value $.01 per share (“Series D Preferred Stock”).

(ii) Subject to the protective provisions set forth in Section (b)(v), Section (c)(vi), Section (d)(vi) and Section (e)(vi), the number of authorized shares of Common Stock or Preferred Stock may be increased or decreased by the affirmative vote of the holders of a majority of the voting power of the Common Stock together with any other class of Capital Stock of the Corporation entitled to vote thereon in accordance with its terms irrespective of the provisions of Section 242(b)(2) of the DGCL or any corresponding provision hereinafter enacted.

(iii) The remaining shares shall have such designations, preferences and relative, participating, optional or other special rights of the shares of each such series and the qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions providing for the issue thereof adopted by the Board of Directors of the Corporation.

(b) Powers Preferences, Rights and Restrictions of Series A Preferred Stock.

The powers, preferences, rights and restrictions granted to and imposed on the Series A Preferred Stock are as set forth below in this Section (b) of Article IV.

(i) Rank.

The Series A Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) senior to the Series B Preferred Stock, the Series C Preferred Stock, the Series D Preferred Stock and to all classes of Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation or which have not been approved by the holders of the Series A Preferred Stock in accordance with Section (b)(v)(I) of Article IV hereof; (ii) on parity with any class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of the Series A Preferred Stock in accordance with Section (b)(v)(I) of Article IV hereof and the terms of which expressly provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; (iii) junior to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of the Series A Preferred Stock in accordance with Section (b)(v)(I) of Article IV hereof and the terms of which expressly provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation.

(ii) Dividends and Distributions.

(A) Except as otherwise provided herein, dividends on each share of Series A Preferred Stock shall accrue on a daily basis at the rate of 15% per annum, of the sum of (x) $1,000.00 per share plus (y) all accumulated and unpaid dividends thereon from and including the date of issuance of such share of the Series A Preferred Stock (or, in the case of accumulated and unpaid dividends, from and including the Dividend Reference Date (as defined below) on which they were accumulated) (such sum, the “Series A Liquidation Value”) to and including the first to occur of (x) the date on which the Series A Liquidation Value of such share of the Series A Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of the Series A Preferred Stock by the Corporation, or (y) the date on which such share of the Series A Preferred Stock is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefor. Dividends on the Series A Preferred Stock shall be payable only if and when declared by the Board of Directors or a duly authorized committee thereof, out of the funds of the Corporation legally available therefor. The date on which the Corporation initially issues any share of the Series A Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of the Series A Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of the Series A Preferred Stock.

(B) To the extent not paid in cash on [            ] and [            ] of each year, beginning [            ], 2013 (the “Dividend Reference Dates”), all dividends which have accrued on each share of the Series A Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and compounding dividends shall accrue thereon pursuant to Section (b)(ii)(A)) and shall remain accumulated dividends with respect to such share of the Series A Preferred Stock until paid to the holder thereof in cash. Notwithstanding the foregoing, to the extent permitted pursuant to the terms of the First Lien Credit Agreement and the Second Lien Credit Agreement (or any amendment, modification, supplement, replacement or refinancing thereof), dividends on the Series A Preferred Stock shall, if declared, be paid in cash.

(C) So long as any Series A Preferred Stock remains outstanding, the Corporation shall not redeem, purchase or otherwise acquire directly or indirectly shares of any other series of Capital Stock of the Corporation, nor shall the Corporation directly or indirectly pay or declare any dividend or make any distribution upon any other series of Capital Stock of the Corporation, except as permitted pursuant to Section (b)(v) below.

(D) Any dividends paid on the Series A Preferred Stock shall be paid ratably among the holders of the Series A Preferred Stock outstanding as of the applicable record date.

(iii) Liquidation.

(A) In the event of any liquidation, dissolution or winding up of the Corporation, each holder of Series A Preferred Stock then outstanding shall be entitled to receive, from the assets legally available therefore prior and in preference of any other class or series of Capital Stock of the Corporation, an amount per share equal to the Series A Liquidation Value. If, upon such Liquidation Event, the assets and funds distributed are insufficient to permit the payment to each holder of Series A Preferred Stock of the full aforesaid preferential amount, the entire assets and funds legally available for distribution shall be distributed ratably among the holders of the Series A Preferred Stock in proportion to the full amounts to which they would otherwise be entitled. Upon payment of the full preferential amounts in respect of a share of Series A Preferred Stock, such share of Series A Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(B) Upon the completion of the distribution required by Section (b)(iii)(A) above and Section (c)(iii)(A), Section (d)(iii)(A) and Section (e)(iii)(A) below, the Corporation’s remaining assets or funds available for distribution to stockholders shall be distributed ratably to the holders of the Common Stock, pro rata based on the number of shares held by each such holder in accordance with the terms of this Second Amended and Restated Certificate of Incorporation.

(iv) Voting Rights. Except as otherwise provided in Section (b)(v) herein or as required by law, the holders of Series A Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action. In determining whether the required holders of shares of Series A Preferred Stock have voted for or consented to any action described in Section (b)(v), shares of Series A Preferred Stock held by Triton Media Group, LLC, The Gores Group, LLC and their respective Affiliates shall not be considered outstanding. Any action required or permitted to be taken by holders of shares of Series A Preferred Stock may be taken without a meeting if the holders thereof having the voting power to approve such action consent thereto in writing. Such consent shall be treated as a vote of the Series A Preferred Stock.

(v) Protective Provisions. So long as any shares of the Series A Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of no less than 66 2/3% of the outstanding shares of the Series A Preferred Stock, voting or consenting separately as a class, take the following actions:

(A) approve a proposed annual operating and capital budget of the Corporation and its Subsidiaries or any amendments thereto, or the material deviation during any fiscal year from the business strategy, operating expense levels, or headcount levels expressed in the then current annual operating and capital budget for that fiscal year, in each case to the extent such deviation is within the control of the Corporation or its Subsidiaries and also to the extent that such deviation is not directly caused by an increase in revenues or sales unit volumes; provided that (x) the approval of the holders of the Series A Preferred Stock shall not be unreasonably withheld, and (y) in the event that a budget is not approved prior to the commencement of a fiscal year, the budget for the previous year plus an increase of 5% per annum shall be deemed to be the operative budget until a budget is approved by the holders of the Series Preferred Stock pursuant to the terms hereof; provided that, notwithstanding the preamble to this Section (b)(v), approval of holders of no less than 66 2/3% of the outstanding shares of Series A Preferred Stock for purposes of this clause (A) shall be determined solely with reference to holders of Series A Preferred Stock that have elected to receive the budget pursuant to Section 4.5 of the Stockholders Agreement and, if no holders of Series A Preferred Stock shall have elected to receive such information, no approval shall be required under this clause (A);

(B) the approval or making of any capital expenditures not specifically included in the annual operating and capital budget and with a value in excess of $2,500,000 individually or $5,000,000 in the aggregate in any fiscal year;

(C) other than as contemplated in the annual operating and capital budget, the entry into, or amendment of, any contract (or group of related contracts) with obligations in excess of $7,500,000 per annum (excluding purchase orders and contracts related to the purchase of materials and services for cost of goods sold other than purchases of radio station inventory);

(D) transactions, including any loans or other financial accommodations, between the Corporation or any of its Subsidiaries, on the one part, and, on the other part, (A) any holder of greater than 5% of the outstanding Common Stock of the Corporation or Affiliate of any such stockholder (other than (x) pursuant to the Second Lien Credit Agreement, (y) transactions among any of the Corporation and its Subsidiaries and (z) transactions on arms-length terms between the Corporation or any of its Subsidiaries, on the one part, and any of Townsquare, Triton Digital, Liberman Broadcasting, The Tribune Company or Grenax Broadcasting, on the other part in an aggregate amount not exceeding $2,000,000 annually, but which clauses (x), (y) and (z) shall not, for the avoidance of doubt, include the issuance by the Corporation or any of its Subsidiaries of any debt securities to, or other incurrence by the Corporation or any of its Subsidiaries of Indebtedness owing to, any holder of greater than 5% of the outstanding Common Stock of the Corporation or Affiliate of any such stockholder); or (B) any director or officer of the Corporation or any of its Subsidiaries or any of their Affiliates (other than ordinary course employment arrangements);

(E) any sale or disposal (including by merger, consolidation, sale of all or substantially all assets or Equity Interests or otherwise) of all or substantially all of the Corporation or any of its material Subsidiaries (other than pursuant to a drag-along sale effected pursuant to the terms of the Stockholders Agreement); provided, that the approval of the holders of the Series Preferred Stock shall not be required in the event that each holder of Series Preferred Stock will receive in connection with such transaction an amount in cash equal to the Series A Liquidation Value with respect to each share of Series A Preferred Stock held by such holder;

(F) the sale, transfer, lease, license or other disposition of assets or properties with an aggregate value in excess of $15,000,000 individually or $27,500,000 in the aggregate in any twelve month period (other than pursuant to a drag-along sale effected pursuant to the terms of the Stockholders Agreement);

(G) the engagement by the Corporation or any of its Subsidiaries in any business other than the Business;

(H) any incurrence of indebtedness by the Corporation or any of its Subsidiaries, any guarantee of indebtedness made by the Corporation or any of its Subsidiaries, or any grant of any security interest in any of the assets of the Corporation or any of its Subsidiaries securing indebtedness (collectively, “Indebtedness”), other than (x) Indebtedness in an aggregate principal amount such that the Consolidated Leverage Ratio after giving effect to the proposed incurrence of such Indebtedness shall not exceed [            ]1, (y) Indebtedness in an aggregate principal amount outstanding at any time not to exceed $7,500,000 incurred to finance ordinary business expenditures consistent with the annual operating and capital budget and other liquidity needs, and (z) Indebtedness incurred pursuant to the terms and conditions of the First Lien Credit Agreement and Second Lien Credit Agreement as in effect as of the date of the original issuance of the Series A Preferred Stock;

[1]

This number is intended to be 0.5x below the Consolidated Leverage Ratio at the time of the closing of the restructuring. Consolidated Leverage Ratio shall be calculated in the manner set forth in the Second Lien Credit Agreement as in effect immediately prior to the effectiveness of the restructuring.

(I) any authorization or issuance of Capital Stock of the Corporation or any of its Subsidiaries which by their terms do not expressly provide that they are junior in preference or priority to the Series A Preferred Stock with respect to dividend rights or rights upon liquidation, dissolution or winding up of the Corporation or any of its Subsidiaries, or any options to subscribe for or securities convertible into or exchangeable for such Capital Stock, but excluding any grants of equity to management pursuant to an equity incentive plan duly approved by the Board of Directors of the Corporation;

(J) the authorization or consummation of an initial public offering or any public offering of Capital Stock of the Corporation or any of its Subsidiaries;

(K) any distribution on, or redemption or buyback of, any Capital Stock of the Corporation or any of its Subsidiaries, or any options to subscribe for or securities convertible into or exchangeable for such Capital Stock, other than (i) in connection with a buyback or redemption of Equity Interests of the Corporation or any of its Subsidiaries held by former employees or that is required by an equity incentive plan, (ii) a purchase of Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock for minimal consideration pursuant to that certain Call Agreement dated as of [             ], 2013 by and among the Corporation and the holders of such classes of Preferred Stock, and (iii) pursuant to a reverse stock split, tender offer or similar transaction with respect to shares of Common Stock of the Corporation so long as the payments made by the Corporation in connection therewith do not exceed $[             ];

(L) any liquidation, dissolution, recapitalization, reclassification, bankruptcy filing or similar action with respect to the authorized or issued Capital Stock of the Corporation or any of its Subsidiaries (or any options to subscribe for or securities convertible into or exchangeable for such Capital Stock);

(M) the hiring, termination or change in the terms of employment of the Corporation’s Chief Executive Officer or Chief Financial Officer;

(N) any acquisition by the Corporation or any of its Subsidiaries of any interest in any Person or the acquisition of a portion of the assets or business of any Person or any division or line of business thereof, in each case for consideration in excess of $27,500,000 individually or $55,000,000 in the aggregate;

(O) the establishment or entrance into any joint ventures or similar off balance sheet arrangements in which the Corporation and/or its wholly-owned Subsidiaries invests (or commits to invest), or becomes liable for, an aggregate amount in excess of $15,000,000;

(P) the settlement of any claim or litigation (i) with a value in excess of $2,500,000, (ii) that materially restricts the Corporation’s ability to conduct its business, or (iii) that would result in the waiver or forfeiture of any rights of the Corporation that has, or could be reasonably expected to have, a material adverse impact on the business or financial condition of the Corporation;

(Q) the entry into any material third-party management agreement, other than an employment agreement with an employee of the Corporation or any of its Subsidiaries, pursuant to which a Person agrees to manage any material portion of the business and operations of the Corporation (i) and receives compensation in excess of $5,000,000 annually, or (ii) where such Person is CBS Broadcasting, Inc.;

(R) amend, restate, supplement, modify, substitute, renew or replace the First Lien Credit Agreement or Second Lien Credit Agreement to increase the interest rate (including any default interest rate), interest rate margin or interest rate floors to an amount greater than 3.0% per annum above rates as are in effect on the date of the original issuance of the Series A Preferred Stock, excluding fluctuations in the underlying rate indices, the operation of any pricing grid and any interest rate hedging requirements, but including any fees, original issue discount, or other payments that would result in the all-in-yield increasing to an amount greater than 3.0% per annum above that in effect on the date of the original issuance of the Series A Preferred Stock;

(S) the amendment, in whole or in part, of any of the organizational or governance documents of the Corporation (other than ministerial amendments) which adversely affect any right or preference of the Series A Preferred Stock; provided that the issuance of additional shares of Capital Stock that does not otherwise require the approval of the holders of the Series A Preferred Stock pursuant to the terms hereof in and of itself shall not be deemed to adversely affect the rights and preferences of the Series A Preferred Stock; and

(T) the entrance into any definitive written agreement to effect any of the foregoing.

(vi) Redemption.

(A) Optional Redemption. Subject to the terms and conditions of this clause (vi), the Corporation, acting through the Board of Directors, may redeem all or any portion of the Series A Preferred Stock then outstanding (a “Series A Optional Redemption”) at any time following, but in no event prior to, such time that any and all amounts owed and owing by the Corporation under the Second Lien Credit Agreement have been repaid in full and any and all obligations thereunder have been discharged. On any Series A Optional Redemption, the Corporation shall pay a price per share of Series A Preferred Stock equal to the Series A Liquidation Value at the time of the redemption by payment in cash, out of funds legally available therefor. Any Series A Optional Redemptions made hereunder shall be made to each holder of Series A Preferred Stock pro rata based on the aggregate Series A Liquidation Value of the Series A Preferred Stock held by such holder.

(B) Mandatory Redemption. Upon the earlier to occur of (i) the fifth anniversary of the Issuance Date; provided, that in the event of the first Permitted Refinancing (as defined in the Second Lien Credit Agreement), such date shall be automatically extended to a date which is not earlier than the earlier of (a) nine (9) months after the maturity date under such Permitted Refinancing or (b) July 21, 2021 and (ii) the consummation of a Liquidation Event (as applicable, the “Mandatory Redemption Date”), if any shares of the Series A Preferred Stock shall be outstanding, the Corporation shall redeem all outstanding shares of Series A Preferred Stock (the “Mandatory Redemption”) at a price, payable in cash out of funds legally available therefor, equal to the Series A Liquidation Value. Notice of any extension of the Mandatory Redemption Date pursuant to clause (i) shall be sent by or on behalf of the Corporation by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock.

(C) Notice of Redemption. Notice of any redemption shall be sent by or on behalf of the Corporation not less than ten (10) (or such shorter period as shall be acceptable to holders of a majority of the outstanding shares of Series A Preferred Stock) nor more than sixty (60) days prior to (X) the date specified for Series A Optional Redemption in such notice in the case of a Series A Optional Redemption, or (Y) the Mandatory Redemption Date in the case of a Mandatory Redemption (each, the “Series A Redemption Date”), by first class mail, postage prepaid, to all holders of record of the Series A Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series A Preferred Stock, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) that such redemption is being made pursuant to the redemption provisions hereof; (ii) the Series A Redemption Date; (iii) the redemption price; (iv) the number of shares of Series A Preferred Stock to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Series A Redemption Date. Upon the mailing of any such notice of redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(D) Effect of Redemption. If notice has been mailed in accordance with Section (b)(vi)(C) above and provided that on or before the Series A Redemption Date specified in the notice sent pursuant to Section (b)(vi)(C), all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series A Redemption Date, dividends on the shares of the Series A Preferred Stock, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series A Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(E) Stock Register. The Corporation shall cause its stock register to be modified appropriately to reflect any such Redemption and cancellation of Series A Preferred Stock.

(F) Payment of Redemption Price. If the funds of the Corporation legally available therefor on the Series A Redemption Date shall be insufficient to discharge any Redemption required pursuant to this Section (b)(vi), the maximum number of full shares of Series A Preferred Stock that can be redeemed with such funds shall be redeemed ratably among the holders of such stock in proportion to the aggregate redemption price to be paid to each holder and to the extent such obligation is not met in full, such obligation shall continue to be discharged as promptly as funds legally available therefor become available until the obligation is discharged in full, and in the case of a Mandatory Redemption until all outstanding shares of Series A Preferred Stock shall be redeemed.

(G) Cancellation. All of the shares of Series A Preferred Stock redeemed as provided herein shall be retired and cancelled and shall not be reissued and the number of authorized shares of Series A Preferred Stock shall automatically be reduced by such number of redeemed shares.

(H) Drag-Along Right. All defined terms used in this Section 4(b)(vi)(H) and not otherwise defined in this Second Amended and Restated Certificate of Incorporation shall have the meanings ascribed to them in the Stockholders Agreement. If at any time following the fifth anniversary of the date of initial issuance of Series A Preferred Stock, (i) any Series A Preferred Stock remains outstanding and (ii) the Majority Preferred Holders propose (x) a merger, consolidation, transfer, or similar transaction resulting in a Person or Persons other than the holders of the majority of the outstanding Common Stock of the Corporation immediately prior to the consummation of such transaction owning a majority of the Voting Stock entitled to elect directors of the entity surviving such transaction or (y) the sale of all or substantially all of the assets of the Corporation to a Person (other than, in the case of either (x) or (y), one or more of the Series A Preferred Holders or their respective Affiliates, unless the purchase price to be paid by such holders and their Affiliates represents the highest and best offer received for the Equity Interests or assets, as applicable, of the Corporation following the marketing process conducted in good faith by the Investment Bank) (any such sale, transfer, transaction or disposition, a “Drag-Along Transaction”), each holder of Capital Stock of the Corporation shall (i) be required to vote, if such a vote is required by the Stockholders Agreement or otherwise, all of its Stockholder Shares in favor of such Drag-Along Transaction at any meeting called to vote on or approve such Drag-Along Transaction and/or to consent in writing to such Drag-Along Transaction, (ii) waive all dissenter’s rights, appraisal rights and similar rights in connection with such Drag-Along Transaction, (iii) transfer to one or more person(s) the number of such Stockholder’s Stockholder Shares on the same as specified in the Drag-Along Notice in connection with such Drag-Along Transaction, (iv) consent to and raise no objections against such transaction and (v) shall execute any purchase agreement, merger agreement, or other agreement and any ancillary agreement with respect thereto (only to the extent such agreements are consistent with this Second Amended and Restated Certificate of Incorporation).

In the event that the Majority Preferred Holders approve a Drag-Along Transaction pursuant to this Section 4(b)(vi)(H), each Stockholder shall raise no objections against such transaction, and each Stockholder shall take all actions reasonably necessary or desirable in connection with the consummation of such transaction, consistent herewith.

Each Stockholder grants an irrevocable proxy and power of attorney to [                    ] or any other Person as may be designated at any time and from time to time by written notice from the Majority Preferred Holders (the “Drag-Along Transaction Representative”) to take all necessary actions and execute and deliver all documents deemed necessary and appropriate by such Person to effectuate the consummation of any Drag-Along Transaction. The Drag-Along Transaction Representative may exercise the irrevocable proxy granted to it hereunder by any Stockholder at any time such Stockholder fails to comply with the provisions of this Section 4(b)(vi)(H). The proxies and powers granted by each such Stockholder pursuant to this Section 4(b)(vi)(H), are coupled with an interest and are given to secure the performance of such Stockholder’s obligations hereunder. Such proxies and powers shall be irrevocable until termination of this Section 4(b)(vi)(H), and shall survive the death, incompetency, disability, bankruptcy or dissolution of each Stockholder and the subsequent holders of its and his Stockholder Shares. No Stockholder shall grant any proxy or become party to any voting trust or other agreement which is inconsistent with, conflicts with or violates any provision of this Second Amended and Restated Certificate of Incorporation.

The consummation of such proposed Drag-Along Transaction shall be subject to the sole discretion of the Drag-Along Seller, who shall have no liability or obligation whatsoever to any Required Stockholders participating therein for not consummating such proposed Transfer other than its obligations as set forth in this Section 4(b)(vi)(H).

(vii) No Conversion or Exchange Rights. The holders of the shares of the Series A Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

(viii) Reacquired Shares. Shares of Series A Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase, redemption or otherwise, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than Series A Preferred Stock.

(c) Powers Preferences, Rights and Restrictions of Series B Preferred Stock

The powers, preferences, rights and restrictions granted to and imposed on the Series B Preferred Stock are as set forth below in this Section (c) of Article IV.

(i) Rank.

The Series B Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) junior to the Series A Preferred Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section (c)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; (ii) senior to the Series C Preferred Stock, the Series D Preferred Stock and to all classes of Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; ;provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section (c)(vi)(B) of Article IV below shall be deemed to rank junior to the Series B Preferred Stock; and (iii) on parity with any class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section (c)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series B Preferred Stock pursuant to Section (c)(vi)(B) of Article IV below shall be deemed to rank junior and not on a parity with the Series B Preferred Stock.

(ii) Dividends and Distributions.

(A) Except as otherwise provided herein, dividends on each share of Series B Preferred Stock shall initially accrue on a daily basis at the rate of 17.5% per annum and shall increase by 2.5% per annum, effective on [             ] and [             ] of each year following the date of issuance that the Series B Preferred Stock remains outstanding to an aggregate rate not to exceed 25.0% per annum, of the sum of (x) $1,000.00 per share plus (y) all accumulated and unpaid dividends thereon from and including the date of issuance of such share of the Series B Preferred Stock (or, in the case of accumulated and unpaid dividends, from and including the Dividend Reference Date on which they were accumulated) (such sum, the “Series B Liquidation Value”) to and including the first to occur of (x) the date on which the Series B Liquidation Value of such share of the Series B Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of the Series B Preferred Stock by the Corporation, or (y) the date on which such share of the Series B Preferred Stock is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefor. Dividends on the Series B Preferred Stock shall be payable only if and when declared by the Board of Directors or a duly authorized committee thereof, out of the funds of the Corporation legally available therefor. The date on which the Corporation initially issues any share of the Series B Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of the Series B Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of the Series B Preferred Stock. All rights of the holders of Series B Preferred Stock to receive dividends in respect of the Series B Preferred Stock shall be junior to, and subject to the prior and superior rights of the holders of the Series A Preferred Stock to receive dividends and distributions thereon.

(B) So long as any Series A Preferred Stock is outstanding, dividends shall not be paid in cash and all dividends which have accrued on each share of the Series B Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and dividends shall accrue thereon pursuant to Section (c)(ii)(A)) and shall remain accumulated dividends with respect to such share of the Series B Preferred Stock. Following such time as all shares of Series A Preferred Stock have been redeemed or otherwise retired, dividends on the Series B Preferred Stock may be paid in cash at the option of the Corporation; provided that, to the extent that dividends are not paid in cash on any Dividend Reference Date, dividends shall accrue as described herein.

(C) Any dividends paid on the Series B Preferred Stock shall be paid ratably among the holders of the Series B Preferred Stock outstanding as of the applicable record date.

(iii) Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation and following the distributions in respect of the Series A Preferred Stock described in Section (b)(iii)(A) above, each holder of Series B Preferred Stock then outstanding shall be entitled to receive, from the assets legally available therefore prior and in preference of any other class or series of Capital Stock of the Corporation, an amount per share equal to the Series B Liquidation Value. If, upon such Liquidation Event, the assets and funds distributed are insufficient to permit the payment to each holder of Series B Preferred Stock of the full aforesaid preferential amount, the entire assets and funds legally available for distribution shall be distributed ratably among the holders of the Series B Preferred Stock in proportion to the full amounts to which they would otherwise be entitled. Upon payment of the full preferential amounts in respect of a share of Series B Preferred Stock, such share of Series B Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(iv) Redemption.

(A) Optional Redemption. Subject to the terms and conditions of this clause (iv), the Corporation, acting through the Board of Directors, may redeem all or any portion of the Series B Preferred Stock then outstanding (a “Series B Optional Redemption”) at any time following, but in no event prior to, such time that all Series A Preferred Stock have been redeemed by the Corporation or are otherwise no longer outstanding. On any Series B Optional Redemption, the Corporation shall pay a price per share of Series B Preferred Stock equal to the Series B Liquidation Value at the time of the redemption by payment in cash, out of funds legally available therefor. Any Optional Redemptions made hereunder shall be made to each holder of Series B Preferred Stock pro rata based on the aggregate Series B Liquidation Value of the Series B Preferred Stock held by such holder.

(B) Notice of Redemption. Notice of any Series B Optional Redemption shall be sent by or on behalf of the Corporation not less than ten (10) (or such shorter period as shall be acceptable to holders of a majority of the outstanding shares of Series B Preferred Stock) nor more than sixty (60) days prior to the date specified for Series B Optional Redemption in such notice (the “Series B Redemption Date”), by first class mail, postage prepaid, to all holders of record of the Series B Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series B Preferred Stock, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) that such Series B Optional Redemption is being made pursuant to the redemption provisions hereof; (ii) the Series B Redemption Date; (iii) the redemption price; (iv) the number of shares of Series B Preferred Stock to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Series B Redemption Date. Upon the mailing of any such notice of Series B Optional Redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(C) Effect of Redemption. If notice has been mailed in accordance with Section (c)(iv)(B) above and provided that on or before the Series B Redemption Date specified in the notice sent pursuant to Section (c)(iv)(B), all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series B Redemption Date, dividends on the shares of the Series B Preferred Stock, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series B Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(D) Stock Register. The Corporation shall cause its stock register to be modified appropriately to reflect any such Series B Optional Redemption and cancellation of Series B Preferred Stock.

(E) Payment of Redemption Price. If the funds of the Corporation legally available therefor on the Series B Redemption Date shall be insufficient to discharge any Redemption required pursuant to this Section (c)(iv), the maximum number of full shares of Series B Preferred Stock that can be redeemed with such funds shall be redeemed ratably among the holders of such stock in proportion to the aggregate redemption price to be paid to each holder and to the extent such obligation is not met in full, such obligation shall continue to be discharged as promptly as funds legally available therefor become available until the obligation is discharged in full.

(F) Cancellation. All of the shares of Series B Preferred Stock redeemed as provided herein shall be retired and cancelled and shall not be reissued and the number of authorized shares of Series B Preferred Stock shall automatically be reduced by such number of redeemed shares.

(v) Voting Rights. Except as otherwise provided in Section (c)(vi) herein or as required by law, the holders of Series B Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action. Any action required or permitted to be taken by holders of shares of Series B Preferred Stock may be taken without a meeting if the holders thereof having the voting power to approve such action consent thereto in writing. Such consent shall be treated as a vote of the Series B Preferred Stock.

(vi) Protective Provisions. So long as any shares of the Series B Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series B Preferred Stock, voting or consenting separately as a class, take the following actions:

(A) amend, alter or repeal any provision of this Second Amended and Restated Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Series B Preferred Stock; or

(B) create, authorize or issue any class of Capital Stock of the Corporation ranking senior to or on parity with the Series B Preferred Stock in respect of dividend distributions, distributions upon liquidation, winding-up or dissolution of the Corporation or redemption, or any security convertible into, or exchangeable or exercisable for any such class of Capital Stock of the Corporation, or increase the issued and authorized number of shares of any such class of Capital Stock of the Corporation.

(vii) No Conversion or Exchange Rights. The holders of the shares of the Series B Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

(ix) Reacquired Shares. Shares of Series B Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase, redemption or otherwise, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than Series A Preferred Stock.

(d) Powers Preferences, Rights and Restrictions of Series C Preferred Stock

The powers, preferences, rights and restrictions granted to and imposed on the Series C Preferred Stock are as set forth below in this Section (d) of Article IV.

(i) Rank.

The Series C Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) junior to the Series A Preferred Stock, Series B Preferred Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section (d)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; (ii) senior to the Series D Preferred Stock and to all classes of Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series C Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section (d)(vi)(B) of Article IV below shall be deemed to rank junior to the Series C Preferred Stock; and (iii) on parity with any class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section (d)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series C Preferred Stock pursuant to Section (d)(vi)(B) of Article IV below shall be deemed to rank junior and not on a parity with the Series C Preferred Stock.

(ii) Dividends and Distributions.

(A) Except as otherwise provided herein, dividends on each share of Series C Preferred Stock shall initially accrue on a daily basis at the rate of 17.5% per annum and shall increase by 2.5% per annum, effective on [             ] and [             ] of each year following the date of issuance that the Series C Preferred Stock remains outstanding, to an aggregate rate not to exceed 25.0% per annum, of the sum of (x) $1,000.00 per share plus (y) all accumulated and unpaid dividends thereon from and including the date of issuance of such share of the Series C Preferred Stock (or, in the case of accumulated and unpaid dividends, from and including the Dividend Reference Date on which they were accumulated) (such sum, the “Series C Liquidation Value”) to and including the first to occur of (x) the date on which the Series C Liquidation Value of such share of the Series C Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of the Series C Preferred Stock by the Corporation, or (y) the date on which such share of the Series C Preferred Stock is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefor. Dividends on the Series C Preferred Stock shall be payable only if and when declared by the Board of Directors or a duly authorized committee thereof, out of the funds of the Corporation legally available therefor. The date on which the Corporation initially issues any share of the Series C Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of the Series C Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of the Series C Preferred Stock. All rights of the holders of Series C Preferred Stock to receive dividends in respect of the Series C Preferred Stock shall be junior to, and subject to the prior and superior rights of the holders of the Series A Preferred Stock and the Series B Preferred Stock to receive dividends and distributions thereon.

(B) So long as any Series A Preferred Stock or Series B Preferred Stock is outstanding, dividends shall not be paid in cash and all dividends which have accrued on each share of the Series C Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and dividends shall accrue thereon pursuant to Section (d)(ii)(A)) and shall remain accumulated dividends with respect to such share of the Series C Preferred Stock. Following such time as all shares of Series A Preferred Stock and Series B Preferred Stock have been redeemed or otherwise retired, dividends on the Series C Preferred Stock may be paid in cash at the option of the Corporation; provided that, to the extent that dividends are not paid in cash on any Dividend Reference Date, dividends shall accrue as described herein.

(C) Any dividends paid on the Series C Preferred Stock shall be paid ratably among the holders of the Series C Preferred Stock outstanding as of the applicable record date.

(iii) Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation and following the distributions in respect of the Series A Preferred Stock described in Section (b)(iii)(A) and the Series B Preferred Stock described in Section (c)(iii)(A) above, each holder of Series C Preferred Stock then outstanding shall be entitled to receive, from the assets legally available therefore prior and in preference of any other class or series of Capital Stock of the Corporation, an amount per share equal to the Series C Liquidation Value. If, upon such Liquidation Event, the assets and funds distributed are insufficient to permit the payment to each holder of Series C Preferred Stock of the full aforesaid preferential amount, the entire assets and funds legally available for distribution shall be distributed ratably among the holders of the Series C Preferred Stock in proportion to the full amounts to which they would otherwise be entitled. Upon payment of the full preferential amounts in respect of a share of Series C Preferred Stock, such share of Series C Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(iv) Redemption.

(A) Optional Redemption. Subject to the terms and conditions of this clause (iv), the Corporation, acting through the Board of Directors, may redeem all or any portion of the Series C Preferred Stock then outstanding (a “Series C Optional Redemption”) at any time following, but in no event prior to, such time that all Series A Preferred Stock and Series B Preferred Stock have been redeemed by the Corporation or are otherwise no longer outstanding. On any Series C Optional Redemption, the Corporation shall pay a price per share of Series C Preferred Stock equal to the Series C Liquidation Value at the time of the redemption by payment in cash, out of funds legally available therefor. Any Optional Redemptions made hereunder shall be made to each holder of Series C Preferred Stock pro rata based on the aggregate Series C Liquidation Value of the Series C Preferred Stock held by such holder.

(B) Notice of Redemption. Notice of any Series C Optional Redemption shall be sent by or on behalf of the Corporation not less than ten (10) (or such shorter period as shall be acceptable to holders of a majority of the outstanding shares of Series C Preferred Stock) nor more than sixty (60) days prior to the date specified for Series C Optional Redemption in such notice (the “Series C Redemption Date”), by first class mail, postage prepaid, to all holders of record of the Series C Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series C Preferred Stock, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) that such Series C Optional Redemption is being made pursuant to the redemption provisions hereof; (ii) the Series C Redemption Date; (iii) the redemption price; (iv) the number of shares of Series C Preferred Stock to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Series C Redemption Date. Upon the mailing of any such notice of Series C Optional Redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(C) Effect of Redemption. If notice has been mailed in accordance with Section (d)(iv)(B) above and provided that on or before the Series C Redemption Date specified in the notice sent pursuant to Section (d)(iv)(B), all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series C Redemption Date, dividends on the shares of the Series C Preferred Stock, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series C Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(D) Stock Register. The Corporation shall cause its stock register to be modified appropriately to reflect any such Series C Optional Redemption and cancellation of Series C Preferred Stock.

(E) Payment of Redemption Price. If the funds of the Corporation legally available therefor on the Series C Redemption Date shall be insufficient to discharge any Redemption required pursuant to this Section (d)(iv), the maximum number of full shares of Series C Preferred Stock that can be redeemed with such funds shall be redeemed ratably among the holders of such stock in proportion to the aggregate redemption price to be paid to each holder and to the extent such obligation is not met in full, such obligation shall continue to be discharged as promptly as funds legally available therefor become available until the obligation is discharged in full.

(F) Cancellation. All of the shares of Series C Preferred Stock redeemed as provided herein shall be retired and cancelled and shall not be reissued and the number of authorized shares of Series C Preferred Stock shall automatically be reduced by such number of redeemed shares.

(v) Voting Rights. Except as otherwise provided in Section (d)(vi) herein or as required by law, the holders of Series C Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action. Any action required or permitted to be taken by holders of shares of Series C Preferred Stock may be taken without a meeting if the holders thereof having the voting power to approve such action consent thereto in writing. Such consent shall be treated as a vote of the Series C Preferred Stock.

(vi) Protective Provisions. So long as any shares of the Series C Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series C Preferred Stock, voting or consenting separately as a class, take the following actions:

(A) amend, alter or repeal any provision of this Second Amended and Restated Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Series C Preferred Stock; or

(B) create, authorize or issue any class of Capital Stock of the Corporation ranking senior to or on parity with the Series C Preferred Stock in respect of dividend distributions, distributions upon liquidation, winding-up or dissolution of the Corporation or redemption, or any security convertible into, or exchangeable or exercisable for any such class of Capital Stock of the Corporation, or increase the issued and authorized number of shares of any such class of Capital Stock of the Corporation.

(vii) No Conversion or Exchange Rights. The holders of the shares of the Series C Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

(viii) Reacquired Shares. Shares of Series C Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase, redemption or otherwise, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than Series A Preferred Stock.

(e) Powers Preferences, Rights and Restrictions of Series D Preferred Stock

The powers, preferences, rights and restrictions granted to and imposed on the Series D Preferred Stock are as set forth below in this Section (e) of Article IV.

(i) Rank.

The Series D Preferred Stock shall, with respect to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation, rank (i) junior to the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock and to each other class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series D Preferred Stock pursuant to Section (e)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank senior to the Series D Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; (ii) senior to all classes of Common Stock of the Corporation and each other class of Capital Stock of the Corporation or series of Preferred Stock of the Corporation currently existing or hereafter created the terms of which do not expressly provide that it ranks senior to, or on a parity with, the Series D Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series D Preferred Stock pursuant to Section (e)(vi)(B) of Article IV below shall be deemed to rank junior to the Series D Preferred Stock; and (iii) on parity with any class of Capital Stock of the Corporation or series of Preferred Stock hereafter created that has been approved by the holders of a majority of the outstanding shares of Series D Preferred Stock pursuant to Section (e)(vi)(B) of Article IV below and the terms of which expressly provide that such class or series will rank on a parity with the Series D Preferred Stock as to dividend distributions and distributions upon liquidation, winding-up and dissolution of the Corporation; provided that any such securities that were not approved by the holders of a majority of the outstanding shares of Series D Preferred Stock pursuant to Section (e)(vi)(B) of Article IV below shall be deemed to rank junior and not on a parity with the Series D Preferred Stock.

(ii) Dividends and Distributions.

(A) Except as otherwise provided herein, dividends on each share of Series D Preferred Stock shall initially accrue on a daily basis at the rate of 17.5% per annum and shall increase by 2.5% per annum, effective on [             ] and [             ] of each year following the date of issuance that the Series D Preferred Stock remains outstanding, to an aggregate rate not to exceed 25.0% per annum, of the sum of (x) $1.00 per share plus (y) all accumulated and unpaid dividends thereon from and including the date of issuance of such share of the Series D Preferred Stock (or, in the case of accumulated and unpaid dividends, from and including the Dividend Reference Date on which they were accumulated) (such sum, the “Series D Liquidation Value”) to and including the first to occur of (x) the date on which the Series D Liquidation Value of such share of the Series D Preferred Stock is paid to the holder thereof in connection with the liquidation of the Corporation or the redemption of such share of the Series D Preferred Stock by the Corporation, or (y) the date on which such share of the Series D Preferred Stock is acquired by the Corporation. Such dividends shall accrue whether or not they have been declared and whether or not there are profits, surplus or other funds of the Corporation legally available therefor. Dividends on the Series D Preferred Stock shall be payable only if and when declared by the Board of Directors or a duly authorized committee thereof, out of the funds of the Corporation legally available therefor. The date on which the Corporation initially issues any share of the Series D Preferred Stock shall be deemed to be its “date of issuance” regardless of the number of times transfer of such share of the Series D Preferred Stock is made on the stock records maintained by or for the Corporation and regardless of the number of certificates which may be issued to evidence such share of the Series D Preferred Stock. All rights of the holders of Series D Preferred Stock to receive dividends in respect of the Series D Preferred Stock shall be junior to, and subject to the prior and superior rights of the holders of the Series A Preferred Stock, the Series B Preferred Stock and the Series C Preferred Stock to receive dividends and distributions thereon.

(B) So long as any Series A Preferred Stock, Series B Preferred Stock or Series C Preferred Stock is outstanding, dividends shall not be paid in cash and all dividends which have accrued on each share of the Series D Preferred Stock outstanding during the six-month period (or other period in the case of the initial Dividend Reference Date) ending upon each such Dividend Reference Date shall be accumulated (and dividends shall accrue thereon pursuant to Section (e)(ii)(A)) and shall remain accumulated dividends with respect to such share of the Series D Preferred Stock. Following such time as all shares of Series A Preferred Stock, Series B and Series C Preferred Stock have been redeemed or otherwise retired, dividends on the Series D Preferred Stock may be paid in cash at the option of the Corporation; provided that, to the extent that dividends are not paid in cash on any Dividend Reference Date, dividends shall accrue as described herein.

(C) Any dividends paid on the Series D Preferred Stock shall be paid ratably among the holders of the Series D Preferred Stock outstanding as of the applicable record date.

(iii) Liquidation.

In the event of any liquidation, dissolution or winding up of the Corporation and following the distributions in respect of the Series A Preferred Stock described in Section (b)(iii)(A), the Series B Preferred Stock described in Section (c)(iii)(A) and the Series C Preferred Stock described in Section (d)(iii)(A) above, each holder of Series D Preferred Stock then outstanding shall be entitled to receive, from the assets legally available therefore prior and in preference of any other class or series of Capital Stock of the Corporation, an amount per share equal to the Series D Liquidation Value. If, upon such Liquidation Event, the assets and funds distributed are insufficient to permit the payment to each holder of Series D Preferred Stock of the full aforesaid preferential amount, the entire assets and funds legally available for distribution shall be distributed ratably among the holders of the Series D Preferred Stock in proportion to the full amounts to which they would otherwise be entitled. Upon payment of the full preferential amounts in respect of a share of Series D Preferred Stock, such share of Series D Preferred Stock shall be immediately surrendered and canceled without any further action on the part of the Corporation or the holder thereof.

(iv) Redemption.

(A) Optional Redemption. Subject to the terms and conditions of this clause (iv), the Corporation, acting through the Board of Directors, may redeem all or any portion of the Series D Preferred Stock then outstanding (a “Series D Optional Redemption”) at any time following, but in no event prior to, such time that all Series A Preferred Stock, Series B Preferred Stock and Series C Preferred Stock have been redeemed by the Corporation or are otherwise no longer outstanding. On any Series D Optional Redemption, the Corporation shall pay a price per share of Series D Preferred Stock equal to the Series D Liquidation Value at the time of the redemption by payment in cash, out of funds legally available therefor. Any Optional Redemptions made hereunder shall be made to each holder of Series D Preferred Stock pro rata based on the aggregate Series D Liquidation Value of the Series D Preferred Stock held by such holder.

(B) Notice of Redemption. Notice of any Series D Optional Redemption shall be sent by or on behalf of the Corporation not less than ten (10) (or such shorter period as shall be acceptable to holders of a majority of the outstanding shares of Series D Preferred Stock) nor more than sixty (60) days prior to the date specified for Series D Optional Redemption in such notice (the “Series D Redemption Date”), by first class mail, postage prepaid, to all holders of record of the Series D Preferred Stock at their last addresses as they shall appear on the books of the Corporation; provided, however, that no failure to give such notice or any defect therein or in the mailing thereof shall affect the validity of the proceedings for the redemption of any shares of Series D Preferred Stock, except as to the holder to whom the Corporation has failed to give notice or except as to the holder to whom notice was defective. In addition to any information required by law, such notice shall state: (i) that such Series D Optional Redemption is being made pursuant to the redemption provisions hereof; (ii) the Series D Redemption Date; (iii) the redemption price; (iv) the number of shares of Series D Preferred Stock to be redeemed; (v) the place or places where certificates for such shares are to be surrendered for payment of the redemption price; and (vi) that dividends on the shares to be redeemed will cease to accrue on the Series D Redemption Date. Upon the mailing of any such notice of Series D Optional Redemption, the Corporation shall become obligated to redeem at the time of redemption specified thereon all shares called for redemption.

(C) Effect of Redemption. If notice has been mailed in accordance with Section (e)(iv)(B) above and provided that on or before the Series D Redemption Date specified in the notice sent pursuant to Section (e)(iv)(B), all funds necessary for such redemption shall have been set aside by the Corporation, separate and apart from its other funds in trust for the pro rata benefit of the holders of the shares so called for redemption, so as to be, and to continue to be available therefor, then, from and after the Series D Redemption Date, dividends on the shares of the Series D Preferred Stock, so called for redemption shall cease to accrue, and said shares shall no longer be deemed to be outstanding and shall not have the status of shares of Series D Preferred Stock, and all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the redemption price) shall cease. Upon surrender, in accordance with said notice, of the certificates for any shares so redeemed (properly endorsed or assigned for transfer, if the Corporation shall so require and the notice shall so state), such shares shall be redeemed by the Corporation at the redemption price. In case fewer than all the shares represented by any such certificate are redeemed, a new certificate or certificates shall be issued representing the unredeemed shares without cost to the holder thereof.

(D) Stock Register. The Corporation shall cause its stock register to be modified appropriately to reflect any such Series D Optional Redemption and cancellation of Series D Preferred Stock.

(E) Payment of Redemption Price. If the funds of the Corporation legally available therefor on the Series D Redemption Date shall be insufficient to discharge any Redemption required pursuant to this Section (e)(iv), the maximum number of full shares of Series D Preferred Stock that can be redeemed with such funds shall be redeemed ratably among the holders of such stock in proportion to the aggregate redemption price to be paid to each holder and to the extent such obligation is not met in full, such obligation shall continue to be discharged as promptly as funds legally available therefor become available until the obligation is discharged in full.

(F) Cancellation. All of the shares of Series D Preferred Stock redeemed as provided herein shall be retired and cancelled and shall not be reissued and the number of authorized shares of Series D Preferred Stock shall automatically be reduced by such number of redeemed shares.

(v) Voting Rights. Except as otherwise provided in Section (e)(vi) herein or as required by law, the holders of Series D Preferred Stock shall have no voting rights and their consent shall not be required for the taking of any corporate action. Any action required or permitted to be taken by holders of shares of Series D Preferred Stock may be taken without a meeting if the holders thereof having the voting power to approve such action consent thereto in writing. Such consent shall be treated as a vote of the Series D Preferred Stock.

(vi) Protective Provisions. So long as any shares of the Series D Preferred Stock are outstanding, the Corporation shall not, without the affirmative vote or consent of the holders of at least a majority of the outstanding shares of the Series D Preferred Stock, voting or consenting separately as a class, take the following actions:

(A) amend, alter or repeal any provision of this Second Amended and Restated Certificate of Incorporation so as to adversely affect the preferences, rights or powers of the Series D Preferred Stock; or

(B) create, authorize or issue any class of Capital Stock of the Corporation ranking senior to or on parity with the Series D Preferred Stock in respect of dividend distributions, distributions upon liquidation, winding-up or dissolution of the Corporation or redemption, or any security convertible into, or exchangeable or exercisable for any such class of Capital Stock of the Corporation, or increase the issued and authorized number of shares of any such class of Capital Stock of the Corporation.

(vii) No Conversion or Exchange Rights. The holders of the shares of the Series D Preferred Stock shall not have any right to convert such shares into or exchange such shares for any other class or series of stock or obligations of the Corporation.

(viii) Reacquired Shares. Shares of Series D Preferred Stock that have been issued and reacquired in any manner, including shares reacquired by purchase, redemption or otherwise, shall (upon compliance with any applicable provisions of the DGCL) have the status of authorized and unissued shares of the class of Preferred Stock undesignated as to series and may be redesignated and reissued as part of any series of Preferred Stock other than Series A Preferred Stock.

(f) Common Stock

(i) Dividends and Distributions. Subject to the prior rights of holders of Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock or Series D Preferred Stock at the time outstanding having prior rights as to dividends as set forth in Section (b)(ii)(B), (c)(ii)(B), (d)(ii)(B), or (e)(ii)(B) of Article IV, respectively, the holders of the Common Stock shall be entitled to receive, when and as declared by the Board of Directors, out of any assets of the Corporation legally available therefor, such dividends as may be declared from time to time by the Board of Directors.

(ii) Liquidation. Upon a Liquidation Event, the assets of the Corporation shall be distributed as provided in Section (b)(iii)(B), Section (c)(iii)(B), Section (d)(iii)(B) and Section (e)(iii)(B) of Article IV.

(iii) Redemption. The Common Stock is not redeemable.

(iv) Voting Rights. Each holder of Common Stock shall have the right to one vote per share of Common Stock, and shall be entitled to notice of any stockholders’ meeting in accordance with the bylaws of the Corporation, and shall be entitled to vote upon such matters and in such manner as may be provided by law. The number of authorized shares of Common Stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of shares of stock of the Corporation representing a majority of the votes represented by all outstanding shares of stock of the Corporation entitled to vote, irrespective of the provisions of Section 242(b)(2) of the DGCL. Any action required or permitted to be taken by holders of Common Stock may be taken without a meeting if the holders thereof having the voting power to approve such action consent thereto in writing. Such consent shall be treated as a vote of the Common Stock.

ARTICLE V

BY-LAWS

The Board of Directors may from time to time adopt, make, amend, supplement or repeal the By-Laws, except as provided in this Second Amended and Restated Certificate of Incorporation or in the By-Laws. Unless and except to the extent that the By-Laws of the Corporation shall so require, the election of directors of the Corporation need not be by written ballot.

ARTICLE VI

INDEMNIFICATION; DIRECTOR EXCULPATION

(a) Indemnification

The Corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with the DGCL and on the terms set forth in the By-Laws.

(b) Director Exculpation

No director shall be personally liable to the Corporation or any of its stockholders for monetary damages for breach of fiduciary duty as a director, except to the extent such exemption from liability or limitation thereof is not permitted under the DGCL as the same exists or may hereafter be amended. If the DGCL is amended hereafter to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or modification of this Article SEVENTH shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification with respect to acts or omissions occurring prior to such repeal or modification.

ARTICLE VII

AMENDMENT, ETC.

Subject in each instance to Section (b)(v) of Article VI herein, the Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Second Amended and Restated Certificate of Incorporation in the manner now or hereafter authorized by the laws of the State of Delaware. All rights, preferences and privileges herein conferred are granted subject to this reservation.

ARTICLE VIII

CORPORATE OPPORTUNITIES

(a) Certain Acknowledgements

In recognition of the fact that the Corporation, on the one hand, and the Principal Investors (as defined below), on the other hand, may currently engage in, and may in the future engage in, the same or similar activities or lines of business and have an interest in the same areas and types of corporate opportunities, and in recognition of the benefits to be derived by the Corporation, through its continued corporate and business relations with the Principal Investors (including possible service of directors, officers and employees of the Principal Investors as directors, officers and employees of the Corporation), the provisions of this Article VIII are set forth to regulate and define the conduct of certain affairs of the Corporation and its subsidiaries, as they may involve the Principal Investors, and the powers, rights, duties and liabilities of the Corporation and its subsidiaries as well as the respective directors, officers, employees and stockholders thereof.

(b) Renouncement of Certain Corporate Opportunities

To the fullest extent permitted by law: (i) the Corporation and its subsidiaries shall have no interest or expectancy in any corporate opportunity and no expectation that such corporate opportunity be offered to the Corporation or its subsidiaries, if such opportunity is one that the Principal Investors has acquired knowledge of or is otherwise pursuing, and any such interest or expectancy in any such corporate opportunity is hereby renounced, so that as a result of such renunciation, the corporate opportunity shall belong to the Principal Investors; (ii) each member of the Principal Investors shall have the right to, and shall have no duty (contractual or otherwise) not to, directly or indirectly: (A) engage in the same, similar or competing business activities or lines of business as the Corporation or its subsidiaries, (B) do business with any client or customer of the Corporation or its subsidiaries, or (C) make investments in competing businesses of the Corporation or its subsidiaries, and such acts shall not be deemed wrongful or improper; (iii) no member of the Principal Investors shall be liable to the Corporation or its subsidiaries for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of any such activities or of such Person’s participation therein; and (iv) in the event that any member of the Principal Investors acquires knowledge of a potential transaction or matter that may be a corporate opportunity for the Corporation or its subsidiaries, on the one hand, and any member of the Principal Investors, on the other hand, or any other Person, no member of the Principal Investors, shall have any duty (contractual or otherwise), including without limitation fiduciary duties, to communicate, present or offer such corporate opportunity to the Corporation or its subsidiaries and shall not be liable to the Corporation or its subsidiaries for breach of any duty (contractual or otherwise), including without limitation fiduciary duties, by reason of the fact that any member of the Principal Investors directly or indirectly pursues or acquires such opportunity for itself, directs such opportunity to another Person, or does not present or communicate such opportunity to the Corporation or its subsidiaries, even though such corporate opportunity may be of a character that, if presented to the Corporation or its subsidiaries, could be taken by the Corporation or its subsidiaries.

(c) Certain Definitions

For purposes of this Article VIII, “Principal Investors” means each of (i) Triton Media Group, LLC or The Gores Group, LLC, its affiliates and any of their respective managed investment funds and portfolio companies (other than the Corporation and its subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such person, and any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions, (ii) any Series A Preferred Holder, its affiliates and any of their respective managed investment funds and portfolio companies (other than the Corporation and its subsidiaries) and their respective partners, members, directors, employees, stockholders, agents, any successor by operation of law (including by merger) of any such person, and any entity that acquires all or substantially all of the assets of any such person in a single transaction or series of related transactions and (iii) any other holder of Capital Stock that is an Affiliate of the Corporation as of the date hereof.

(d) Severability

To the extent that any provision of this Article VIII is found to be invalid or unenforceable, such invalidity or unenforceability shall not affect the validity or enforceability of any other provision of this Article VIII.

ARTICLE IX

DEFINITIONS

For purposes of this Second Amended and Restated Certificate of Incorporation, capitalized terms not otherwise defined herein shall have the following meanings:

“Affiliate” of a Person means any other Person controlling, controlled by or under common control with such Person (provided that the Corporation shall not be deemed to be an Affiliate of any Person, nor shall any other Person be deemed to be an Affiliate of a Person solely by reason of such Person’s control of the Corporation). For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

“Business” means the radio programming and services and advertising air time sales business of the Corporation.

“Capital Stock” means (i) with respect to any Person that is a corporation, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock; and (ii) with respect to any other Person, any and all partnership, membership or other equity interests of such Person.

“Consolidated Leverage Ratio” shall have the meaning ascribed to it in the Second Lien Credit Agreement.

“Equity Interests” means Capital Stock or warrants, options or other rights to acquire Capital Stock.

“First Lien Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of February 28, 2013, among the Corporation, General Electric Capital Corporation, in its capacities as administrative agent and collateral agent and each of the lenders and other parties party thereto.

“Liquidation Event” shall mean (i) any merger, consolidation or similar transaction(s) the result of which is that the holder of a majority of the Voting Stock of the Corporation immediately prior to the consummation of such transaction and their respective affiliates cease to own a majority of the Voting Stock of the surviving or acquiring corporation (or, in either case, its respective parent entity); (ii) any transaction defined as a Change of Control pursuant to the terms of the Second Lien Credit Agreement and (iii) any sale, lease, transfer, exclusive license or other disposition of all or substantially all of the assets of the Corporation, in each case, whether pursuant to a single transaction or a series of related transactions.

“Person” means an individual, corporation, partnership, limited liability company, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Second Lien Credit Agreement” means that certain Amended and Restated Second Lien Credit Agreement, dated as of February 28, 2013, among the Corporation, the administrative agent, the syndication agent and each of the lenders and other parties party thereto.

“Stockholders Agreement” means that certain Stockholders Agreement dated as of [                        ], 2013 by and among the Corporation, Triton Media Group, LLC, The Gores Group, LLC, the other holders of the Corporation’s Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and holders of certain warrants to purchase Common Stock of the Corporation, as the same may be amended, supplemented, modified or replaced from time to time.

“Subsidiaries” means all Persons in which the Corporation owns, directly or indirectly, a majority of the Voting Stock or is a general partner or otherwise has the power to control, by agreement or otherwise, the management and general business affairs of such other Person.

“Voting Stock” of any Person means any Capital Stock or other Equity Interests of any class or classes of such Person whose holders are entitled under ordinary circumstances (irrespective of whether at the time stock or other equity interests of any other class or classes shall have or might have voting power by reason of the happening of any contingency) to vote for the election of a majority of the directors, managers, trustees or other governing body of such Person.

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IN WITNESS WHEREOF, this Second Amended and Restated Certificate of Incorporation, which restates, integrates and further amends the provisions of the Certificate of Incorporation of the Corporation, and which was duly adopted in accordance with Sections 242 and 245 of the DGCL, has been signed as of the date first written above.

DIAL GLOBAL, INC.

By:
Name: [ ]
Title: [ ]